DEFC 14A ahtdefc14aedgar.htm

DEFINITIVE PROXY STATEMENT

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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(Name of Registrant as Specified In Its Charter):

Ashford Hospitality Trust, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):

UNITE HERE

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

100,108,168 shares of common stock outstanding and entitled to vote (3/10/2015) <EN 1>

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

UNITE HERE

275 Seventh Ave., New York NY 10001

DATED April 17, 2015

DEFINITIVE PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF ASHFORD HOSPITALITY TRUST SHAREHOLDERS ON MAY 12, 2015

THIS SOLICITATION IS NOT BEING MADE ON BEHALF OF ASHFORD MANAGEMENT

Released to Shareholders: April 17, 2015

UNITE HERE is soliciting support for shareholders proposals at the 2015 Annual Meeting of Shareholders that in large measure mirror proposals that were the subject of a call for a special meeting last fall. In November 2014, 30% of Ashford Hospitality Trust (“Ashford Trust” or “the REIT”) shares outstanding joined a call for a special meeting to vote on a series of proposals to protect shareholder value and preserve strategic opportunities at Ashford Trust prior to its restructuring as an externally advised REIT. The company has refused to call a special meeting, having raised the threshold of shares required to call a special meeting from 25% to 50% of shares outstanding two days before announcing the very transactions that caused shareholders to be concerned.

Leading proxy advisor Institutional Shareholder Services (ISS) issued a recommendation in October 2014 that shareholders of Ashford Trust support the call for a special meeting, “As there appear to be significant governance concerns and potential economic issues regarding the terms and structure of the spin-off which could be addressed through the proposed special meeting.”

There is evidence that in the REIT sector, good governance has a measurable financial impact. According to a 2013 report by Green Street Advisors, "REITs that had an above-average governance score traded at a premium of 2 percent to asset value . . . [while] REITs with a below-average rating traded at an average 4 percent discount to asset value." <EN 2>

In light of the many concerns around shareholder rights and value that continue to dog the Ashford group of companies, as well as the strong mandate received for a Special Meeting months ago, UNITE HERE wishes give shareholders an opportunity to vote on the special meeting proposals pertaining to Ashford Trust at the upcoming 2015 annual meeting.

In a discouraging move, Ashford Trust has sued to prevent shareholders from having an opportunity to even vote on these proposals at the upcoming 2015 Annual Meeting. <FN 1> On March 26, 2015, further, Ashford Trust released a preliminary proxy proposing restricting nominations and the proposal of other business to shareholders holding 1% or more of the company’s outstanding stock. This restriction would eliminate the rights of all but 22 out of over 200 institutional holders, according to a stockholders list obtained on Lionshares on 4/2/15, and would require a commitment in excess of $9 million at current share prices to nominate a director or propose other business.

Only one of Ashford Trust’s seven current trustees owns >1% of the company’s shares outstanding.

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<FN 1>: The suit is Ashford Hospitality Trust v. UNITE HERE, Cir. Ct. for Baltimore City MD Case No. 24-C-15-000401. It seeks declaratory relief that UNITE HERE may not bring its proposals before the company’s 2015 annual meeting of shareholders and that the company is not required to include the UNITE HERE proposals among the items of business to be considered by the shareholders at the company’s 2015 annual meeting of shareholders, on the grounds that UNITE HERE’s proposals are invalid, either because allegedly they are beyond the power of shareholders to vote upon or because UNITE HERE did not comply with the bylaws’ requirements for disclosure when submitting a proposal. We vigorously disagree:

precatory proposals on subjects on which shareholders cannot bind management have been voted on at many hundreds of American shareholders’ meetings in the last 20 years, and no court has held such precatory proposals impermissible. Further, the only extant appellate authority on shareholders’ power to adopt a binding bylaw against poison pills holds shareholders may do so: Teamsters v. Fleming, 975 P.2 907 (Okl. 1999)(decided under that state’s law; Ashford argues Maryland’s law is materially-different but we disagree). Ashford cites its bylaws requiring advance disclosure for example of the proponent’s investment intent and material interest in the items of business to be presented, along with 11 other provisions. We are contending that we substantially complied with the Advance Notice provisions laid out in Section 11 of the bylaws pertaining to the proposal of other business (principally Section 11 a(3)(i-v)) in our timely notice letters of December 13, 2014, updated and resubmitted January 12, 2015, in which we believe we provided the information requested by these provisions; that Ashford misinterprets these bylaws in claiming a submission letter must contain a full exegesis of the proponents’ motives behind its proposals; and that Ashford is estopped from objecting to our submission letters and proposals because (1) it never objected to similar previous letters and proposals but instead waited until after the deadline for submissions this year to raise these objection, but the fiduciary duty of candor bars such an approach, and (2) the proposals of ours which repeat those in the special meeting call must be put to a vote anyway because the board’s action to increase the percentage required for a special meeting was in breach of fiduciary duty. This litigation is merely at the pleading stage (except that we have moved for a stay until after the vote: it seems to us senseless for the Company and us to be spending money arguing legal issues about proposals which shareholders might reject at the ballot box). Shareholders interested in obtaining a copy of the pleadings may obtain them from the court or from us. They may also obtain from us a copy of our submission letters and the bylaws. In addition, Ashford sued UNITE HERE over its first draft preliminary proxy statement, alleging UNITE HERE is violating securities laws against making misleading remarks to shareholders, even though such statement was not distributed to any shareholders but instead merely filed with the SEC for staff review. Ashford sued without having previously sent any objections to the draft statement to UNITE HERE. Even without hearing of such lawsuit we had amended our preliminary statement to add disclosures which we believe cure most of the Company’s objections, yet at this writing the Company has not dropped nor amended its suit. We question whether such use of corporate funds by management to aggressively maintain an inconvenient lawsuit (this one in Texas) is really for the benefit of shareholders generally.

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We believe such an attempt to disenfranchise shareholders – particularly in the case of a heavily conflicted company such as Ashford Trust, with its recent record of transactions favoring insiders - should be strenuously resisted. We maintain the corporate governance proposals the company has received in the past years, and the discussions and reforms they have produced, have been uniformly positive for shareholders. Among other reforms, they have resulted in:

 AHT’s move to adopt a majority vote standard in director elections (to be ratified at this year’s annual meeting);

 Restoration of the right of shareholders to amend bylaws at AHT, which had been removed before announcing AINC’s spin-off;

 Partial restoration of the threshold required to call a special meeting at AHT to 35%, where it had been raised from 25% to 50% before announcing AINC’s spin-off;

 AHP’s opting out of the Maryland Unsolicited Takeover Act;

 The strengthening of the office of lead director at AHT in the wake of proposals to separate the offices of CEO and Board Chair;

 Restoration of the right to call a special meeting at AINC.

In attempting to block the right of smaller shareholders to put forward nominees and propose other business, Ashford Trust is betraying its lack of confidence in ALL shareholders’ ability to make sound judgments concerning their own best interest, as well as that of the company, in response to those nominees and proposals.

By returning the GOLD proxy card, shareholders will be able to vote on both the Company’s proposals and our proposals:

Company’s proposals:

1. ELECTION OF TRUSTEES NOMINATED BY THE COMPANY

UNITE HERE RECOMMENDS A VOTE AGAINST ALL NOMINEES FOR THE BOARD OF TRUSTEES.

2. APPROVAL OF A MAJORITY VOTE REQUIREMENT FOR UNCONTESTED DIRECTOR ELECTIONS

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

3. TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS FOR THE 2015 FISCAL YEAR

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF THE AUDITOR

4. ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF EXECUTIVE COMPENSATION.

5. APPROVAL OF AMENDMENT TO BYLAWS TO RESTRICT SHAREHOLDER PROPOSAL PROCESS TO >1% HOLDERS

UNITE HERE RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

UNITE HERE’s Proposals

UNITE HERE URGES A VOTE FOR THE FOLLOWING SHAREHOLDER PROPOSALS:

6. Securing shareholders’ right to initiate bylaw amendments

7. Right to call special meeting with support of 25% of shares outstanding

8. Securing shareholders’ right to annual director elections

9. Requiring prior shareholder approval for the adoption of a poison pill, or ratification within 12 months

10. Recommending Chair/CEO hold proportionally no greater stake in Advisor than REIT

11. Recommending amendments to Advisory Agreement

12. Recommending amendment to Exclusivity Agreement with Remington Lodging

We urge shareholders to return the GOLD proxy card to ensure shareholders finally have the opportunity to have a voice on a set of transactions we believe are at best speculative and at worst, destructive of shareholder value:

 Ashford Inc.’s current externally advised client REITs are trading at steep discounts. At a time when share prices for lodging REITs are still trading at a premium to Net Asset Values (according to a recent report by Ladenburg Thalmann, reNAV premium for Lodging REITs-HST was 6.5% as of 2/3/2015), Trust traded at a -15.8% discount and Prime at -26.8%.<EN 3> Similarly, both Ashford REITs lag their peers in 2015E price/FFO valuations, with a -13.8% discount for Prime and a -37.7% discount for Trust, respectively.<EN 4>

 While these discounts suggest opportunity for shareholders in the form of a buyout offer, insiders have set up a 20-year external advisory contract with change of control termination fees, contractual terms that could act as a takeover barrier.

 Despite management’s share buyback program, Ashford Prime’s share price remains -24.8% below its spin-off price as of 4/16/15,<EN 5> while the price of the NAREIT Lodging REIT index has increased by 25% during roughly the same period. <EN 6>

 Meanwhile, Ashford Prime shareholders are faced with mounting corporate costs. Even before incentive fees are added in, Prime’s 9-month corporate costs increased by 47% compared to the same period last year, when it was part of a self-advised REIT. By contrast, its revenues increased 29%. <EN 7>

 The entity to benefit from the advisory fees paid by Ashford Trust and Ashford Prime is Ashford Inc., which spun off from Ashford Trust to become a publicly traded company in November 2014. Yet insiders have taken steps, including the implementation of a poison pill, to limit the participation of independent shareholders in Ashford Inc., while increasing insider ownership nearly to the point of control. As of March 10, 2015, independent shareholders held only 54% of shares outstanding, with insiders holding 16% of shares and Ashford Trust (managed by some of the same insiders) holding the remaining 30%. <EN 8>

 Despite the red flags raised by Ashford Prime and now Ashford Trust, Ashford Inc. is moving to further break up Ashford Trust assets to form a new select service REIT.

I. Background: Restructuring Ashford Trust to the benefit of insiders and to the risk of other shareholders

Starting in November 2013, Ashford Trust began a process of breaking up its assets into separate companies, placing real estate assets into different REITs that would sign a contract with a related-party asset manager, to externally advise these REITs for a fee.

The restructuring was problematic in many ways. As we explain in detail below, Ashford Trust’s restructuring flew in the face of broader hotel industry trends, and was undertaken in such a way as to insulate insiders from shareholder opinions, to disproportionately benefit insiders, and to pass risk onto REIT shareholders.

The restructuring of Ashford Trust flies in the face of the following broader hotel industry trends: <EN 9>

 Splitting up assets to create more, smaller REITs in the face of calls for consolidation in the sector;

 Moving towards a controversial externally advised structure at a time when lodging REITs have generally moved to become self-advised;

 Perpetuating a long-term contract with a related-party manager at a time when hotel companies have moved to separate ownership and management.

The restructuring was undertaken in such a way as to insulate insiders from shareholders:

 In February 2014, Ashford Trust’s Board doubled the number of shares required to call a special meeting of shareholders and stripped shareholders of the right to make binding resolutions, according to UNITE HERE. Two days later, Ashford Trust announced its intention to externalize Ashford Inc. without shareholder approval.

 Ashford Trust lost important shareholder rights through the spinoff of Ashford Inc., including the right as Ashford Inc. shareholders to annual director elections and annual advisory votes on executive compensation and the right to remove directors without cause by a majority vote of shareholders.

 Even if insiders permit a shareholder vote on declassification to pass at its first annual meeting – which is far from assured - it would still take at least two years before Ashford Inc. shareholders could put in place a majority of independent directors who were not hand-picked by management.

 Ashford Inc. will be subject to a Delaware anti-takeover statute (Section 203 of the DGCL), having the potential effect of delaying certain "business combinations."

 Straight out of the gate, Ashford Inc.'s board of directors put in place a poison pill, such that no shareholder will be able to hold more than 10% of outstanding stock.

The restructuring was undertaken in such a way as to disproportionately benefit insiders:

 On September 10, Ashford Trust reported that it had sold 40% of Ashford Investment Management (AIM) to two insiders, including Ashford Trust’s chairman and CEO, in an off-market transaction for $1.1 million, approximately eight weeks before the public markets would value AIM as an asset of Ashford Inc. <EN 10>

 Weeks later, Ashford announced its Chairman/CEO and Chairman Emeritus elected to exercise 1.6 million shares of Ashford Trust in deferred compensation by purchasing common shares of Ashford Inc., an option not made available to other Ashford Trust shareholders. <EN 11> Only after shareholders raised concerns <EN 12> did Ashford determine insiders would need to buy Ashford Inc. stock on the market, like all other investors. <EN 13>

 Upon spinoff, insiders holding common LP units of Ashford Trust were permitted to convert these units to common shares of Ashford Inc. at a 1:55 ratio, whereas Ashford Trust’s common shareholders were given a less favorable conversion ratio of 1:87.<EN 14>

 On Ashford Inc.’s third day of trading, its Board announced the adoption of a short-term poison pill limiting share ownership to 10% of common shares outstanding. The threshold did not apply to Ashford’s CEO, who was permitted to acquire 20% of shares outstanding, not counting any purchases made pursuant to Ashford Trust’s deferred compensation plan. <EN 15>

The restructuring was undertaken in such a way as to pass the risk onto REIT shareholders.<EN 16>

 The Advisory Agreement’s principal base fee is a percentage of Ashford Trust’s enterprise value – that is, it’s based on both share price and debt, thus protecting Ashford Inc.’s income in the event share prices drop.

 Currently, the Advisory Agreement stipulates Ashford Inc.be paid the highest of three possible base fees. By contrast, another large externally-managed REIT, Commonwealth REIT, provided for the lower of two alternative base fees to be paid in its advisory agreement, providing a greater performance incentive (and lowered risk for the REIT).

 One minimum base fee ensures Ashford Inc. doesn’t receive less than 90% of the previous quarter’s base advisory fee, insulating Ashford Inc. (but not Ashford Trust) from the impact of cyclical industry downturns.

 The other minimum base fee is calculated with reference to the ratio between the corporate costs and enterprise value of Ashford Trust’s peers – a ratio Ashford Trust has no control over, yet to which it may be subject.

 Ashford Inc. is due an additional incentive payment – in addition to incentives given to top executives – when Ashford Trust’s Total Shareholder Return between the first and last day of a calendar year exceeds that of named peers. However, there are no claw-back provisions should underperformance follow outperformance.

II. Supporting statements

1. Securing shareholders’ right to amend bylaws

The ability to amend our Bylaws by a vote of the majority of shares outstanding is an important shareholder right, and one of the most effective tools shareholders have to hold Boards accountable. Ashford has already taken away this right from shareholders once; our bylaw amendment, if adopted, would require shareholder approval before modifying or removing this right in the future.

Without the independent right to amend bylaws, introducing shareholder-friendly governance changes can be a lengthy process fraught with uncertainty. At Hospitality Properties Trust, for example, a majority of shareholders called for annual director elections for five consecutive years before the Board began to declassify.

With the power to amend bylaws by majority vote, shareholders can not only achieve corporate governance reform more efficiently; they can make these reforms permanent by requiring shareholder approval to remove key shareholder rights. Otherwise, these rights can be stripped at the Board’s convenience.

2. Restoring the threshold for calling a special meeting

It is important for Ashford Trust shareholders to know that Ashford Trust curtailed shareholder rights in advance of announcing the spin-off of Ashford Inc. Ashford Trust management unilaterally amended the bylaws to purport to remove shareholders' power to amend bylaws and to change the minimum required to call a special meeting from 25% of outstanding shares to 50%. We believe such amendments were unfair as management never sought the approval of shareholders, and were in fact designed to thwart shareholder objections to a significant restructuring. While Ashford Trust subsequently restored shareholders’ right to amend the bylaws, the changes made to the process for calling a special meeting were not reversed. Here again, we believe that the changes were not reversed in order to avoid a special meeting called by shareholders. Indeed, on November 14, 2014, 30% of Ashford Trust common shares did participate in a call for a special meeting. Our bylaw amendment, if adopted, would return the threshold of support required to call a special meeting to 25% - the threshold sufficient to call a special meeting for most of Ashford Trust’s existence.

Our bylaw amendment, if adopted, would also extend the special meeting solicitation period from 30 days to 90 days. Given the time-consuming processes of mailing out and returning ballots, it is important to ensure there is sufficient time for shareholders – particularly smaller shareholders who may not have access to electronic platforms for proxy voting – to deliberate on what are often complex decisions, consult with proponents and management, and process proxies.

3. Protecting the right to elect directors annually

Ashford Trust currently allows shareholders to elect directors annually, and opts out of the Maryland Unsolicited Takeovers Act (MUTA), a statute allowing a Board to adopt staggered multiyear terms for directors without shareholder approval. However, unlike most lodging REITs that have recently opted out of provisions of MUTA (including Sunstone Hotels & Resorts (2013), Chesapeake Lodging Trust (2014), Host Hotels & Resorts (2014), Diamondrock (2014), Lasalle Hotel Properties (2014), RLJ Lodging Trust (2015) and even its sister REIT, Ashford Hospitality Prime (2015)) Ashford Trust does not require shareholder approval to opt back in. Our bylaw amendment, if approved, would require shareholder approval to alter or take away our right to annual director elections.

4. Ensuring a say in any “poison pill” or “shareholder rights plan” adopted by the company

This bylaw amendment, if approved, would ensure shareholders have a say in the adoption of any shareholder rights plan (poison pill) which could make it more difficult or expensive to acquire large holdings of the Company’s stock.

The poison pill presents a potent anti-takeover device that might adversely affect shareholder value by discouraging offers to acquire the company that could be beneficial to shareholders. Our resolution preserves the right of a Board to put in place a short-term poison pill if the Board believes it must do so in exercising its fiduciary responsibilities. However, our bylaw amendment requires the Board to submit any such pill to shareholder approval within a 12-month period and provide for its expiration absent such approval.

5. Recommending steps be taken to mitigate conflicts of interest between Ashford Inc. and Ashford Trust by ensuring shared executives have a comparable economic interest in each company.

Ashford Inc., Ashford Trust’s external advisor, is headed by the same CEO and Chair as the REIT. Yet the interests of the two companies are not aligned in some important ways. Specifically, the Advisor needs to ensure its fee income is maximized and guaranteed, while the REIT needs to ensure its corporate overhead costs, including Advisory Services Fees, are contained. In the words of a recent commentator, “External asset managers have a number of potential conflicts with the entities they manage; what's good for Ashford Inc. shareholders (AUM growth) may not be best for AHT shareholders if they end up over paying for growth or issuing shares/debt at less than ideal levels.” <EN 17>

Currently, in our opinion, the terms of the Advisory Agreement favour Ashford Inc., , and according to the most recent available data, insiders control the Advisor’s stock (insofar as insiders control shares of Ashford Inc. still held by Ashford Trust; see Part II of this Statement). To ensure that the interests of both companies are balanced in the case of a conflict, we propose comparable levels of insider control be maintained in both companies.

6. Recommending the terms of the Advisory Agreement be amended to balance the rights of the REIT and the Advisor

Ashford Trust can and should, in our opinion, take several steps to protect shareholder value and mitigate economic risk:

 Creating a pathway to internalization: Ashford Trust should regularly assess and report whether external advisory fees (plus reimbursements) are exceeding internal management costs. Ashford Trust should lay out a pathway to return to an internally-managed structure without penalty, should it become financially advisable.

 Realigning risk in the calculation of base fees by providing the Advisor be paid the lowest, rather than the highest, of three possible base fees: Currently, the Advisory Agreement stipulates the Advisor be paid the highest of three possible base fees - one of which is calculated with reference to the average general & administrative costs of Ashford Trust's peers rather than the Ashford Trust's own enterprise value. By contrast, another large externally-managed REIT, Commonwealth REIT, provided for the lower of two alternative base fees to be paid in its advisory agreement, providing a greater performance incentive (and lowered risk for the REIT).

 Remove change-in-control termination fees. If the advisory agreement is terminated due to a change in control, Ashford Inc. is due a change-in-control termination fee. Thus the current advisory agreement has the properties of a poison pill. Our resolution asks Ashford to make its best efforts to remove Change of Control penalties from the advisory agreement.

We note that apart from Ashford Trust and Ashford Prime, there is only one externally advised publicly traded equity REIT in the lodging space: Hospitality Properties Trust (the Wall St. Journal estimates only 18 of the roughly 150 listed equity REITs are currently externally advised). Hospitality Properties Trust (HPT) revised its advisory agreement in the wake of a hostile takeover at its similarly structured sister REIT, Commonwealth REIT (CWH). At the height of the battle over CWH, CWH and HPT’s agreements were annually renewable without termination fees, provided for the lower of alternative base fees and built in claw-back provisions for incentive fees. Following the takeover of CWH, HPT instituted change in control termination fees in its advisory agreement. <EN 17B>

We ask shareholders to urge the Board to amend the terms of the Advisory Agreement so as to allow the REIT greater latitude in pursuing strategic alternatives favorable to all shareholders.

7. Recommending the terms of the Master Management Agreement be amended to reduce conflicts of interest at the REIT

Ashford Inc. has signed a ten-year exclusivity agreement with Remington Lodging for all current and future hospitality asset management services. Elsewhere, we have outlined the barriers built in to the Exclusivity and Master Management agreements between Remington and the REIT’s taxable subsidiaries to pursuing agreements with unrelated hotel operators. <EN 18>

Remington is privately and wholly owned by Ashford Inc.'s chairman/CEO and his father, and manages few hotels for non-Ashford affiliates. Remington shares executives with Ashford Trust. Fees and reimbursements paid by Ashford Trust and affiliates to Remington have increased 120% between 2009 and 2013. <EN 19> It is unclear whether Ashford Inc. requested bids from other management companies before selecting Remington.

Earlier this year, the comparably-sized InnVest Real Estate Investment Trust responded to calls by investors to eliminate its exclusivity agreement with its long-time related-party hotel manager, Westmont Hospitality (shareholders also moved to replace most of the incumbent Board of Trustees of InnVest at the same time). InnVest was among the last hotel REITs beside Ashford Trust to have an exclusivity agreement with a related party hotel operator; over the past decade, major hotel REITs have taken steps towards greater independence from related operators, including Host Hotels & Resorts, Sunstone Hotel Investors and Felcor Lodging Trust. <EN 20>

Our final proposals call for Ashford Trust and Ashford Prime to be released from exclusivity agreements with Remington so that both REITs have maximum flexibility in determining management contracts. Our proposal recommends Ashford Trust take similar steps to allow open bidding for management contracts.

III. Full text of the proposed resolutions:

A. (Proposal 6. on Proxy Card) RESOLVED, shareholders of Ashford Hospitality Trust hereby amend its Bylaws to restore shareholders' rights to amend the Bylaws, by changing Article VI, Section 8, to read: “Section 8. Amendments. These Bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of the entire Board of Directors or by a vote of a majority of the voting power of the common stock of the Corporation. This section can only be amended if approved by a majority of the voting power of the common stock of the Corporation." <FN 2> If any law bars shareholders from making the above amendment, then this resolution shall be deemed a recommendation to the Board.

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<FN 2> In a letter dated January 21, 2015, Ashford Hospitality Trust objected to references to common stockholders in our proposals 1 and 3. While noting that the Company’s own text in its existing bylaw and Charter say a majority of “common” stockholders can amend the bylaws, we have offered in a response dated January 26, 2015 to delete the word “common” from the sentence being added to each bylaw section.

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B. (Proposal 7. on Proxy Card) RESOLVED, shareholders of Ashford Hospitality Trust hereby amend its Bylaws by changing Article I, Section (3)(b)(2) to read: “In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 25% of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 90 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting within 90 days after the Request Record Date by written revocation delivered to the secretary.” <FN 3> If any law bars shareholders from making the above amendment, then this resolution shall be deemed a recommendation to the Board.

C. (Proposal 8. on Proxy Card) RESOLVED, shareholders of Ashford Hospitality Trust hereby amend its Bylaws by changing Article II, Section 2, to read: "Section 2. Number and Terms. The Board of

Directors shall establish and may increase or decrease the number of directors of the Corporation, provided, that the number thereof shall never be less than the minimum number permitted under the Maryland General Corporation Law nor more than 15, and further provided, that the tenure of office of a director shall not be affected by any decrease in the number of directors. A majority of the directors shall have been affirmatively determined by the Board to be independent, as defined and to the extent required in the applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his successor shall be elected and shall qualify or until his earlier resignation or removal. The preceding sentence can only be amended by the prior approval of a majority of the voting power of the common stock of the Corporation.” <FN 4> If any law bars shareholders from making the above amendment, then this resolution shall be deemed a recommendation to the Board.

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<FN 3> In a letter dated January 21, 2015, Ashford Hospitality Trust contends that our Proposal #2 fails to restate certain requirements of MGCL 2-502(c). In our response dated January 26, 2015, we have offered to amend our Proposal #2 to add the following sentence: “Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.” If Ashford’s legal interpretation is correct, that exception results from the operation of law anyway; further, the corresponding language was lacking from the prior set of bylaws which we are merely seeking to restore, so the Company is estopped from now refusing to accept this amendment and would be estopped from arguing that bylaws cannot set a threshold below 50% for a special meeting to reconsider a prior proposal, as Ashford’s prior bylaws’ drafters apparently thought the bylaws could do so.

<FN 4> In a letter dated January 21, 2015, Ashford Hospitality Trust objected to references to common stockholders in our proposals 1 and 3. While noting that the Company’s own text in its existing bylaw and Charter say a majority of “common” stockholders can amend the bylaws, we have offered in a response dated January 26, 2015 to delete the word “common” from the sentence being added to each bylaw section.

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D. (Proposal 9. on Proxy Card) RESOLVED, that the following be added to the Corporation’s Bylaws:

Shareholder Rights Plans

A. The Corporation shall not maintain a shareholder rights plan, rights agreement or any other form of “poison pill” making it more difficult or expensive to acquire large holdings of the Corporation’s stock, unless it is first approved by a majority shareholder vote, or its adoption is mandated by the board’s fiduciary duties and it expires within one year unless approved by a majority shareholder vote.

B. A majority of shares voted shall suffice to approve such a plan.

C. The Corporation shall redeem any such rights now in effect (e.g. the Shareholder Protection Rights Agreement).

D. Notwithstanding any other bylaw, the Board may not amend the above without shareholder ratification.

E. Each of the above provisions is severable.

IT IS FURTHER RESOLVED that if any law bars shareholders from making the above amendments, then this resolution shall be deemed a recommendation to the Board.

E. (Proposal 10. on Proxy Card) Resolved, the shareholders of Ashford Hospitality Trust recommend that the Board take all necessary steps to ensure that neither the Chief Executive Officer nor Board Chair shall hold a proportional ownership interest in the common shares of Company’s Advisor (as defined in the Advisory Agreement dated November 12, 2014, as amended from time to time) in excess of his or her proportional ownership in the common shares of the Company.

F. (Proposal 11. on Proxy Card) RESOLVED, shareholders of Ashford Hospitality Trust recommend that the Board revise its advisory agreement with Ashford, Inc. to:

a. Remove any and all penalties for terminating the Advisory Agreement and becoming self-managed;

b. Amend the base fee to provide that Ashford Trust pay the lowest alternative base fee;

c. Remove change in control termination fees.

G. (Proposal 12. on Proxy Card) RESOLVED, shareholders of Ashford Hospitality Trust recommend the Board take all necessary steps to allow open bidding for all hotel management contracts at its hotels.

According to Ashford Trust's bylaws, a majority of voting shares is sufficient to conduct business at an annual or special meeting of shareholders. Resolutions A-D (Proposal 4-7 on the Proxy Card), if passed, are intended to be binding Bylaw amendments under the authority of Article X of Ashford Hospitality Trust's Charter, as Amended and Restated July 31, 2003, the latest Charter filed by Ashford Hospitality Trust with the SEC. If any law bars shareholders from making the above amendments, then Resolutions A-D (Proposals 6-9 on the Proxy Card) shall be deemed recommendations to the Board.

Resolutions E-G (Proposals 10-12 on the Proxy Card), if passed, would be recommendations to the Board.

IV. PROXY VOTING:

IF YOU THINK YOU MIGHT SUPPORT ANY OF OUR SHAREHOLDER PROPOSALS, DO NOT RETURN A PROXY CARD TO MANAGEMENT.

INSTEAD, PLEASE USE THE ENCLOSED GOLD PROXY CARD TO VOTE FOR OUR PROPOSALS. You cannot vote for our proposals on the Company’s card. In corporate elections, simply submitting a new proxy card with a later date on it revokes your prior card. A proxy vote may be revoked any time prior to the tally at the shareholders meeting by signing and submitting a new proxy card, by sending written notice of revocation to the proxy holder, or by appearing at the meeting and voting in person.

We intend to solicit at least a majority of the voting power of the outstanding stock. You can revoke any proxy vote prior to the tally at the shareholders meeting by signing and submitting a new proxy card, by sending written notice of revocation to the proxy holder, or by appearing at the meeting and voting in person. The record date for eligibility to vote is March 10, 2015.

The Board of Trustees has been nominated by the Company, not UNITE HERE, and we are recommending shareholders vote AGAINST the Trustees nominated for election. We believe a vote AGAINST the Board nominees is warranted because the Board failed to call a special meeting when presented with a request to call a special meeting by 30% of shares outstanding and a majority of shares voting, after having raised the threshold to call a special meeting from 25% before recent transactions were announced to 50%. We also believe a vote AGAINST the Board nominees is warranted because the Board is suing to prevent the same proposals from being presented at the regular Annual Meeting of shareholders. We also believe a vote AGAINST the Board nominees is warranted because the Board voted to proceed with 2 spin-offs from Ashford Trust without shareholder approval and voted to unilaterally reduce shareholder rights ahead of the spin-off of Ashford Inc.

For information concerning the Board of Trustees candidates nominated by the company, see pages 5-15 in the Company’s proxy statement.

Our proposals 6-9 are binding bylaw amendments while proposals 10-12 are non-binding recommendations to the Board. If any law prohibits shareholders from making the bylaw amendments submitted as proposals 6-9, they shall be deemed recommendations to the board. In all cases, the passage of the proposals requires approval of a majority of votes cast.

The Maryland courts may grant Ashford the declaratory relief it seeks to bar these proposals from being introduced at the meeting (see Footnote 1 above). If so, we will nonetheless present your votes on our proposals via letter to management and the board. Such presentation by letter would not bind the Company to the outcome of a vote in favor of amending bylaws unless and until a court ruling were to so bind it.

Page 60 of the Company’s proxy statement states, “If Unite Here solicits proxies for the company’s proposals, we intend to accept such proxies if validly signed, not revoked and dated subsequent to any proxy held by management for such shareholders.” Thus we expect we will be able to, and we intend to, submit your votes for Trustee Nominees and other items proposed by the Company (Proposals 1-5 on our Proxy Card) at the Meeting, whether or not the Maryland courts grant the Company the declaratory relief it seeks to bar our proposals (Proposals 6-12) from being introduced at the meeting (see Footnote 1 above).

We seek no discretionary voting authority for the meeting: we will vote your stock as you instruct us. If you return the enclosed ___ card but give us no instructions, we will vote your stock FOR our proposals, AGAINST the Trustee Nominees, AGAINST the bylaw amendment limiting shareholder proposals, FOR the adoption of a majority vote standard in uncontested director elections, FOR ratification of the auditor and not vote on any other matter. The Company's bylaws require advance notice before any matter may be raised at the meeting, and therefore we do not expect any matter to be raised at the meeting that is not addressed in this proxy statement or the Company's proxy statement. For information concerning voting procedures, see pages 2-4 in the Company’s proxy statement.

V. INFORMATION ON PARTICIPANTS IN THIS SOLICITATION:

The sole participant in this solicitation will be UNITE HERE. UNITE HERE’s offices are located at 275 7th Ave., New York, NY 10001.

This solicitation is conducted by UNITE HERE, which owns 765 shares of Ashford Trust stock beneficially and of record (, approximately 0.00001% of total shares outstanding as of the record date of March 10, 2015). UNITE HERE represents workers at two of 87 hotels owned by Ashford Trust for collective bargaining purposes. There is a long-standing labor dispute at the Ashford Trust-owned Sheraton Anchorage Hotel in Alaska. In March 2015, workers at the Ashford Trust-owned Boston Back Bay Hilton have started with our aid a petition calling for a fair process for unionization.

We do not seek your support in labor matters and do not believe that enactment of the proposals would have any impact on such matters. UNITE HERE will vote each proxy card it receives in accordance with the shareholder's instructions. UNITE HERE will not seek any discretionary voting authority for the shareholders meeting: rather, it will vote stock solely as directed. The persons named as proxy holders in our proxy card are researchers employed full-time by UNITE HERE.

UNITE HERE will bear all solicitation costs (anticipated at $10,000) and will not seek reimbursement from the Company. It will solicit proxies by mail, phone, e-mail, fax and in person using its regular staff, who shall not receive any additional compensation, but they may also hire an outside solicitor. It will reimburse banks, brokers, and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.

V. EXECUTIVE COMPENSATION/SECURITY OWNERSHIP OF MANAGEMENT AND 5% OWNERS/SHAREHOLDER PROPOSAL RIGHTS

For information on these items, see pages 23-46, 48, 49-50 and pages 18 and 60 in the Company’s proxy statement, respectively.

PLEASE RETURN THE ENCLOSED GOLD PROXY CARD TODAY, AS INSTRUCTED ON THE CARD.

For more information, contact the UNITE HERE Research Department at (212) 265-7000.

ENDNOTES

-----------------------------

<EN 1> AHT 2014 10-K, p. 72, http://www.sec.gov/Archives/edgar/data/1232582/000123258215000034/0001232582-15-000034-index.htm.

<EN 2> Charles Keenan, "REIT Governance: The capital of transparency." REIT.com, May 19, 2014, accessed 6/24/2014.

<EN 3> Ladenburg Thalmann, Chesapeake Lodging Trust, p. 2 (comparative premium/discount of share price to NAV, lodging REITs), February 3, 2015; Lodging Chartbook, MLV, April 7, 2015, p. 3.

<EN 4> Wells Fargo 2015 Lodging Outlook, January 14, 2015, p. 7

<EN 5> Google Finance AHP Historical Price Chart, accessed 4/2/2015.

<EN 6> NAREIT historical Lodging/Resorts index, Monthly prices, November 2013 to March 2015: https://www.reit.com/investing/index-data/monthly-property-index-values-returns

<EN 7> AHP 10Q, p. 3, filed with the SEC on November 7, 2014. http://www.sec.gov/Archives/edgar/data/1574085/000157408514000081/0001574085-14-000081-index.htm

<EN 8> Ashford Inc. Lionshares list printed 2/25/14 (includes most filers as of 12/31/2014).

<EN 9> Calls for consolidation: See Brad Thomas, “Lodging REITs appear ripe for consolidation,” Forbes, March 11, 2015; GreenStreet Advisors, “Lodging Sector: Feeling good at ALIS,” January 29, 2015; The controversy over externally advised REITS: see Robbie Whelan, "REIT answers critics of outside managers," Wall Street Journal, September 3, 2013; the separation of ownership and management, see: Endnote 20

<EN 10> http://www.sec.gov/Archives/edgar/data/1232582/000123258214000082/aimassignment8-k9x10x14.htm

<EN 11> Ashford Inc. Form S-4/A, filed October 3, 2014, p. 30 http://www.sec.gov/Archives/edgar/data/1604738/000110465914069822/a14-10016_1ex99d1.htm

<EN 12> http://www.businesswire.com/news/home/20141010005628/en/Ashford-Trust-insiders-dilute-spin-off-Ashford-2nd#.VO_qYPnF9UU

<EN 13> Ashford Inc. Form 10-12B, filed October 30, 2014, p. 30. http://www.sec.gov/Archives/edgar/data/1604738/000110465914075151/a14-10016_1ex99d1.htm

<EN 14> Common shareholders’ conversion ratio: Ashford Inc. 8-K, filed 11/11/2014, p. 2, http://www.sec.gov/Archives/edgar/data/1604738/000160473814000007/aincdistributionratio8-k11.htm; AHT common unit conversion ratio: Ashford Inc. 424B3, p. 1, filed 10/8/2014, http://www.sec.gov/Archives/edgar/data/1604738/000110465914071118/a14-15248_1424b3.htm

<EN 15> Ashford Inc. Form 8-A, filed November 17, 2014, http://www.sec.gov/Archives/edgar/data/1604738/000110465914081318/a14-10016_88a12b.htm (announcement); http://www.sec.gov/Archives/edgar/data/1604738/000110465914081315/a14-24610_1ex4d1.htm (rights agreement), p. 1.

<EN 16> Advisory Agreement, Exhibit 10.3 of Ashford Inc. Form 10-12B, filed with the SEC on October 30, 2014, p. 6-10. http://www.sec.gov/Archives/edgar/data/1604738/000110465914075151/a14-10016_1ex10d3.htm

<EN 17> http://clarkstreetvalue.blogspot.ca/2014/12/ashford-inc-new-trend-of-externalizing.html

<EN 17B> Number of externally advised REITs: Robbie Whelan, “REIT answers critics of outside managers,” Wall St. Journal, September 3, 2013; SNL Real Estate Report: “Post-Commonwealth, the

future for externally managed REITs is unclear,” March 28, 2014; Census of Equity REITS: https://www.reit.com/investing/reit-basics/guide-equity-reits; HPT institutes change of control termination fees: HPT 8-K, May 9, 2014: http://www.sec.gov/Archives/edgar/data/945394/000110465914037341/a14-12347_18k.htm; December 23, 2013 HPT external advisory agreement, http://www.sec.gov/Archives/edgar/data/945394/000110465913092449/a13-27119_1ex10d1.htm: Term, termination: p. 13; allowance for underperformance and extended measurement period: p. 5 and 6; base fee the lower of two alternatives, p. 4.

<EN 18> http://www.unlock-ashford.org/why-have-major-hotel-owners-moved-away-from-related-party-managers/

<EN 19> Ashford Form 10 Information statement, Filed with the SEC on July 2, 2014, p. 10; Comparing property lists for Remington Lodging http://www.remingtonhospitalityservices.com/properties.php), Ashford Hospitality Trust

(http://www.ahtreit.com/portfolio/region-portfolio.aspx) and Ashford Hospitality Prime (http://www.ahpreit.com/portfolio.aspx), we identified five (5) properties managed by Remington not owned by AHT or AHP. According to its website, Remington hotels manages 79 properties; Archie Bennett, Chairman Emeritus of Ashford Hospitality Trust, and Monty Bennett, Chair/CEO of Ashford Hospitality Trust: http://www.remingtonhospitalityservices.com/management-team.php, accessed 7/7/2014; $20.6 million in fees (of which $4.6 million were reimbursements) reported in Ashford Hospitality Trust DEF 14A, submitted to the SEC on April 14, 2010, p.43; $45.4 million in fees ($5.9 million in reimbursements) reported in Ashford Hospitality Trust DEF 14A, submitted to the SEC on April 14, 2014, p. 55-56.

<EN 20> (NYSE:HST): Host Marriott to buy 38 Starwood Hotels, The Associated Press, November 15, 2005; (NYSE:SHO) Sunstone Hotel Investors Provides Business

Updates, Bloomberg, January 7, 2010; (NYSE:FCH) FelCor announces agreement with Intercontinental Hotels, the "New FelCor." PR Newswire, January 25, 2006; InnVest REIT announces settlement with Orange Capital and introduces KingSett Capital as Strategic Capital Partner, Canadian Newswire, March 13, 2014

--------------------------------------------

DEFINITIVE PROXY CARD

Solicited by UNITE HERE for 2015 Annual Shareholders Meeting of Ashford Hospitality Trust, May 12, 2015.

The undersigned hereby designates Courtney Alexander and JJ Fueser with full power of substitution, as the proxies of the undersigned for the sole purpose of voting all stock of the undersigned in the manner marked below at the Ashford Hospitality Trust annual shareholders meeting for 2015. This proxy card grants no discretionary voting authority: if matters come before the meeting other than the items below, the stock of the undersigned will not be voted on such matters.

1. ELECTION OF TRUSTEES NOMINATED BY THE COMPANY

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

[ ] WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NAME(S) OF NOMINEES BELOW:

UNITE HERE RECOMMENDS A VOTE AGAINST ALL NOMINEES FOR THE BOARD OF TRUSTEES.

2. APPROVAL OF A MAJORITY VOTE REQUIREMENT FOR UNCONTESTED DIRECTOR ELECTIONS

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

3. TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS FOR THE 2015 FISCAL YEAR

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF THE AUDITOR

4. ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF EXECUTIVE COMPENSATION.

5. APPROVAL OF AMENDMENT TO BYLAWS TO MODIFY SHAREHOLDER PROPOSAL PROCESS

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

UNITE HERE URGES A VOTE FOR THE FOLLOWING SHAREHOLDER PROPOSALS:

6. Securing shareholders’ right to initiate bylaw amendments

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

7. Right to call special meeting with support of 25% of shares outstanding

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

8. Securing shareholders’ right to annual director elections

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

9. Requiring prior shareholder approval for the adoption of a poison pill, or ratification within 12 months

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

10. Recommending Chair/CEO hold proportionally no greater stake in Advisor than REIT

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

11. Recommending amendments to Advisory Agreement

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

12. Recommending amendment to Exclusivity Agreement with Remington Lodging

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

If no direction is made above, UNITE HERE will vote this card FOR our proposals, AGAINST the Trustee Nominees, AGAINST the bylaw amendment limiting shareholder proposals, FOR the adoption of a majority vote standard in uncontested director elections, FOR ratification of Ernst & Young, LLP as independent auditor and not vote on any other matter.

Dated: _____________

SIGNATURE: ________________________________________

PRINT: _____________________________________________

NAME: _____________________________________________

TITLE (if shares not held in above name): ________________

Optional information so we can make sure your vote gets counted and provide you more information about shareholder issues at Ashford Hospitality Trust (your information will not be put to any other use):

Telephone: _________________

Fax: _______________________

E-mail address: _______________

This card can be voted at _____________.com, returned in the enclosed envelope or by fax to _______________.